FIRST AMENDMENT

TO THE

KEYSIGHT TECHNOLOGIES, INC. RETIREMENT PLAN

WHEREAS, Keysight Technologies, Inc. (the “Company”) maintains the Keysight Technologies, Inc. Retirement Plan (Effective as of August 1, 2014) (the “Retirement Plan”) for the benefit of its employees and certain individuals who are employees of a “Participating Company” (as defined in the Retirement Plan); and

WHEREAS, pursuant to Section 15(a) of the Retirement Plan, the Company, its Senior Vice President of Human Resources and its General Counsel each have the authority to amend the Retirement Plan; and

WHEREAS, the Company desires to amend the Retirement Plan to limit eligibility to participate in the Plan to those individuals who are current participants in the Retirement Plan and individuals who are employed by a Participating Company on the United States payroll prior to August 1, 2015, and to certain of those individuals who terminate employment with a Participating Company and are then subsequently rehired by a Participating Company.

NOW, THEREFORE, effective August 1, 2015, the Company adopts this First Amendment to the Keysight Technologies, Inc. Retirement Plan (the “First Amendment”), as follows:

1.    Section 2(a), (b), (c) and (d) of the Retirement Plan are amended, effective August 1, 2015, to read in their entirety as follows:

“SECTION 2.    ELIGIBILITY, PARTICIPATION AND VESTING
(a)    Commencement of Participation by Former Agilent Employees.

(i)    Each Former Agilent Employee who was a Keysight Group Employee and who was a “participant” in the Agilent RP immediately prior to August 1, 2014 commenced participation in this Plan on August 1, 2014.

(ii)    Each Former Agilent Employee who was a Subsequently Transferred Keysight Employee shall automatically commence participation in the Plan as of his or her Transfer Date.

(iii)    If a Former Agilent Employee who did not become a Participant in this Plan on August 1, 2014, or the Transfer Date, as applicable, is employed by a Participating Company after November 1, 2014 and prior to August 1, 2015, he or she shall automatically commence participation in the Plan on the later of:

(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after employment with a Participating Company; or

(B)    The date he or she becomes an Eligible Employee following employment with a Participating Company.

(b)    Commencement of Participation by Former HP Employees. If a Former HP Employee who did not become a Participant in the Agilent RP on May 1, 2000 is employed by a Participating Company prior to August 1, 2015, he or she shall automatically commence participation in the Plan on the later of:

(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after employment with a Participating Company; or

(B)    The date he or she becomes an Eligible Employee following employment with the Participating Company.

(c)    Commencement of Participation by Other Eligible Employees. Each other Eligible Employee shall automatically commence participation in the Plan on the later of:

(A)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service; or

(B)    the date he or she first becomes an Eligible Employee.

(d)    Reemployed Employees. If a former Employee is reemployed by a Participating Company and is an Eligible Employee, he or she shall automatically commence or recommence participation in the Plan on the later of:

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(i)    The November 1 or May 1 coincident with or next following the date he or she completes two Years of Service before or after reemployment with a Participating Company; or

(ii) The date he or she becomes an Eligible Employee following reemployment with a Participating Company.

If an individual who is an Employee terminates employment with a member of the Affiliated Group for any reason (whether such individual commenced participation in the Plan pursuant to Section 2(a), 2(b) or 2(c)), such that the individual becomes a former Employee, the provisions of this Section 2(d) shall govern the individual’s eligibility to participate in the Plan upon the individual’s reemployment with a Participating Company, and Section 2(a), 2(b) and 2(c) shall not govern such eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual shall not commence or recommence participation in the Plan unless such individual was employed by a Participating Company on U.S. payroll prior to August 1, 2015.”

2.    Section 16 of the Retirement Plan is amended by adding the following to the end of the definition of “Eligible Employee” in Section 16(v):

“Notwithstanding the foregoing, effective August 1, 2015, (i) an individual shall not be an “Eligible Employee” under the Plan unless the individual is employed by a Participating Company on U.S. payroll prior to August 1, 2015, and (ii) an individual shall not be an “Eligible Employee” under the Plan if the individual has incurred five or more consecutive Breaks in Service.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be adopted effective as of August 1, 2015.

KEYSIGHT TECHNOLOGIES, INC.

By: /s/ Ingrid Estrada
Ingrid Estrada, Senior Vice President
Human Resources

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